Exhibit 99.1

IDT Reports Fiscal Second Quarter 2009 Results

Strength in Computing and Consumer End Markets Drives Over Six Percent Sequential Revenue Growth

Company Generates Over $50 million in Free Cash Flow During Fiscal Q2 2009

SAN JOSE, Calif.--(BUSINESS WIRE)--October 23, 2008--IDT® (Integrated Device Technology, Inc.) (NASDAQ: IDTI), a leading provider of essential mixed signal semiconductor solutions that enrich the digital media experience, today announced results for the fiscal second quarter of 2009 ended September 28, 2008.

“During our fiscal second quarter of 2009, we posted a greater than six percent sequential increase in revenue for the second consecutive quarter,” said Ted Tewksbury, president and CEO of IDT. “Strong growth in our computing end market was driven by increased sales of PC clock and PC Audio devices, while sales of timing solutions into our gaming segment enabled our consumer end market to grow double digits. However, like many semiconductor companies, our bookings slowed in late September and have remained below normal seasonal levels so far in October. This has reduced our visibility into end customer demand and makes it difficult to predict revenue for the third quarter.”

The following highlights the Company’s financial performance on both a GAAP and non-GAAP basis. The GAAP results include certain costs, charges, gains and losses in accordance with GAAP which are excluded from non-GAAP results based on management’s determination that they are not directly reflective of on-going operations. Non-GAAP results are not in accordance with GAAP and may not be comparable to non-GAAP information provided by other companies. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. A complete reconciliation of GAAP to non-GAAP results is attached to this press release.

  Revenue for the fiscal second quarter of 2009 was $200.5 million, compared with $204.1 million reported in the same period one year ago.
  GAAP net income for the fiscal second quarter of 2009 was $11.7 million or $0.07 per diluted share, versus GAAP net income of $4.8 million or approximately $0.02 per diluted share in same period one year ago. Fiscal second quarter 2009 GAAP results include $20.6 million in amortization of intangibles and $8.6 million of stock-based compensation.
  Non-GAAP net income for the fiscal second quarter of 2009 was $43.3 million or $0.26 per diluted share, compared with non-GAAP net income of $48.3 million or $0.25 per diluted share reported in the same period one year ago.
  GAAP gross profit for the fiscal second quarter of 2009 was $87.2 million, versus GAAP gross profit of $88.2 million in the same period one year ago. Non-GAAP gross profit for the fiscal second quarter of 2009 was $102.9 million, compared with non-GAAP gross profit of $105.7 million reported in the same period one year ago.
  GAAP R&D expense for the fiscal second quarter of 2009 was $41.5 million, compared with GAAP R&D expense of $41.9 million in the same period one year ago. Non-GAAP R&D expense for the fiscal second quarter of 2009 was $35.9 million, compared with non-GAAP R&D expense of $35.1 million in the same period one year ago.
  GAAP SG&A expense for the fiscal second quarter of 2009 was $32.2 million, compared with GAAP SG&A expense of $43.6 million in the same period one year ago. Non-GAAP SG&A expense for the fiscal second quarter of 2009 was $23.9 million, compared with non-GAAP SG&A expense of $25.3 million in the same period one year ago.

Recent Highlights

The Company recently announced it:

  Purchased the video processing technology and related assets from Silicon Optix, which also includes the Hollywood Quality Video (HQV) brand.
  Extended its leadership in Double Data Rate 3 (DDR3) memory interface devices by announcing the industry's first registered clock driver capable of standard and low-voltage operation for high-performance servers and workstations.
  Expanded its DisplayPortTM-compatible solutions by announcing the availability of its IDT PanelPortTM stand-alone receiver for LCD TVs, projectors and high-end monitors.
  Introduced a low-power integrated single-chip audio solution which improves audio performance and fidelity, as well as design flexibility, while offering the smallest footprint available for an audio codec.
  Introduced a new series of PCI Express® (PCIe®) system interconnect switches that provide higher levels of performance, availability and optimal resource utilization in demanding enterprise applications.

Webcast and Conference Call Information

Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://www.IDT.com. The live webcast will begin at 1:30 p.m. Pacific time on October 23, 2008. The webcast replay will be available after 5:00 p.m. Pacific time on October 23, 2008.

Investors can also listen to the live call at 1:30 p.m. Pacific time on October 23, 2008 by calling (800) 230-1059 or (612) 234-9959. The conference call replay will be available after 5:00 p.m. Pacific time on October 23, 2008 through 11:59 p.m. Pacific time on October 30, 2008 at (800) 475-6701 or (320) 365-3844. The access code is 963455.

About IDT

With the goal of continuously improving the digital media experience, IDT integrates its fundamental semiconductor heritage with essential innovation, developing and delivering low-power, mixed signal solutions that solve customer problems. Headquartered in San Jose, Calif., IDT has design, manufacturing and sales facilities throughout the world. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol "IDTI". Additional information about IDT is accessible at www.IDT.com.

Forward Looking Statements

Investors are cautioned that forward-looking statements in this release involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and supply of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended March 30, 2008 and Quarterly Report on Form 10-Q for the period ended June 29, 2008.

Non-GAAP Reporting

The Company presents non-GAAP financial measures because the financial community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude acquisition-related charges, share-based compensation expense and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with another way management internally analyzes IDT’s results and may be useful. The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP. It should also be noted that IDT's non-GAAP information may be different from the non-GAAP information provided by other companies.

IDT and the IDT logo are trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)
	Three Months Ended			Six Months Ended
	Sept 28,	June 29,	Sept. 30,	Sept. 28,	Sept. 30,
	2008	2008	2007	2008	2007
Revenues	$200,541	$188,208	$204,127	388,749	403,143
Cost of revenues	113,388	103,749	115,937	217,137	230,065
Gross profit	87,153	84,459	88,190	171,612	173,078
Operating expenses:
Research and development	41,532	43,619	41,876	85,151	86,575
Selling, general and administrative	32,211	32,965	43,615	65,176	88,729
Total operating expenses	73,743	76,584	85,491	150,327	175,304
Operating income (loss)	13,410	7,875	2,699	21,285	(2,226)
Interest expense	(15)	(18)	(28)	(33)	(69)
Interest income and other, net	384	1,465	4,446	1,849	10,298
Income before income taxes	13,779	9,322	7,117	23,101	8,003
Provision for income taxes	2,104	168	2,358	2,272	4,340

Net income	$11,675	$9,154	$4,759	20,829	3,663

Net income per share:
Basic	$0.07	$0.05	$0.02	$0.12	$0.02

Diluted	$0.07	$0.05	$0.02	$0.12	$0.02
Weighted average shares:
Basic	169,570	171,080	190,745	170,325	192,000

Diluted	169,752	171,366	195,923	170,586	196,914

INTEGRATED DEVICE TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited)
(In thousands)
	Three Months Ended			Six Months Ended
	Sept 28,	June 29,	Sept. 30,	Sept. 28,	Sept. 30,
	2008	2008	2007	2008	2007
GAAP Net Income	$11,675	$9,154	$4,759	$20,829	$3,663
GAAP Diluted Income Per Share	$0.07	$0.05	$0.02	$0.12	$0.02
Acquisition Related:
Amortization of acquisition related intangibles	20,592	20,860	29,942	41,452	61,017
Acquisition related costs (1)	(3)	(3)	540	(6)	1,648
Restructuring Related:
Severance and retention costs	471	834	-	1,305	(9)
Assembly transition costs (2)	-	-	193	-	468
Facility closure costs (3)	19	76	183	95	334
Other:
Stock-based compensation expense	8,642	8,129	11,800	16,771	23,630
Tax effects of Non-GAAP adjustments (4)	1,910	124	853	2,034	1,654

Non-GAAP Net Income	$43,306	$39,174	$48,270	$82,480	$92,405
Non-GAAP Diluted Earnings Per Share	$0.26	$0.23	$0.25	$0.48	$0.47
Weighted average shares:
Basic	169,570	171,080	190,745	170,325	192,000
Diluted	169,752	171,366	195,923	170,586	196,914

GAAP gross profit	87,153	84,459	88,190	171,612	173,078
Acquisition Related:
Amortization of acquisition related intangibles	14,570	14,771	15,614	29,341	31,244
Acquisition related costs (1)	-	-	442	-	895
Restructuring Related:
Severance and retention costs	-	656	-	656	(9)
Assembly transition costs (2)	-	-	193	-	468
Facility closure costs (3)	3	25	120	28	212
Other:
Stock-based compensation expense	1,184	786	1,189	1,970	2,242
Non-GAAP gross profit	102,910	100,697	105,748	203,607	208,130

GAAP R&D Expenses:	41,532	43,619	41,876	85,151	86,575
Acquisition Related:
Amortization of acquisition related intangibles	(19)	(19)	(19)	(38)	(81)
Acquisition related costs (1)	2	2	(77)	4	(173)
Restructuring Related:
Severance and retention costs	(453)	(7)	-	(460)	-
Facility closure costs (3)	(16)	(37)	(36)	(53)	(77)
Other:
Stock-based compensation expense	(5,149)	(5,152)	(6,615)	(10,301)	(13,346)
Non-GAAP R&D Expenses	35,897	38,406	35,129	74,303	72,898

GAAP SG&A Expenses:	32,211	32,965	43,615	65,176	88,729
Acquisition Related:
Amortization of acquisition related intangibles	(6,003)	(6,070)	(14,309)	(12,073)	(29,692)
Acquisition related costs (1)	1	1	(21)	2	(580)
Restructuring Related:
Severance and retention costs	(18)	(171)	-	(189)	-
Facility closure costs (3)	-	(14)	(27)	(14)	(45)
Other:
Stock-based compensation expense	(2,309)	(2,191)	(3,996)	(4,500)	(8,042)
Non-GAAP SG&A Expenses	23,882	24,520	25,262	48,402	50,370
GAAP Interest income and other, net	369	1,447	4,418	1,816	10,229
Non-GAAP Interest income and other, net	369	1,447	4,418	1,816	10,229

GAAP Provision for Income Taxes	2,104	168	2,358	2,272	4,340
Tax effects of Non-GAAP adjustments (4)	(1,910)	(124)	(853)	(2,034)	(1,654)
Non-GAAP Provision for Income Taxes	194	44	1,505	238	2,686

(1)  Consists of costs incurred in connection with merger and acquisition-related activities, including legal and accounting fees. Also includes costs associated with our merger with ICS, such as additional depreciation resulting from purchase accounting and costs associated with the exit of previously leased facilities.

(2) Consists of the costs incurred as the Company transitioned its assembly operations in Malaysia to a third-party.
(3) Consists of ongoing costs associated with the exit of our leased facilities.
(4) Consists of the tax effects of acquisition-related non-GAAP adjustments.

INTEGRATED DEVICE TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	Sept 28,	March 30,
(In thousands)	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$186,071	$131,986
Short-term investments	121,443	107,205
Accounts receivable, net	88,254	83,091
Inventories	76,373	79,954
Deferred Taxes	4,853	4,853
Prepaid and other current assets	16,658	26,081
Total current assets	493,652	433,170

Property, plant and equipment, net	77,173	81,652
Goodwill	1,026,724	1,027,438
Acquisition-related intangibles	163,038	204,489
Other assets	32,143	36,504
TOTAL ASSETS	$1,792,730	$1,783,253

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45,321	$44,655
Accrued compensation and related expenses	27,177	26,621
Deferred income on shipments to distributors	22,377	24,312
Income taxes payable	755	150
Other accrued liabilities	21,866	19,978
Total current liabilities	117,496	115,716

Deferred tax liabilities	8,152	7,678
Long term income taxes payable	20,826	20,673
Other long term obligations	17,763	18,364
Total liabilities	164,237	162,431

Stockholders' equity	1,628,493	1,620,822

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,792,730	$1,783,253

CONTACT:
IDT Investor Relations
Mike Knapp, 408-284-6515 (Financial)
mike.knapp@idt.com
or
IDT Worldwide Marketing
Chad Taggard, 408-284-8200 (Press)
chad.taggard@idt.com